UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
November 14, 2019

Walmart Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	New York Stock Exchange
1.900% Notes Due 2022		New York Stock Exchange
2.550% Notes Due 2026		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Kathryn McLay, age 45, was appointed Executive Vice President, President and Chief Executive Officer of Walmart Inc.’s (the “Company”) Sam’s Club division, effective as of November 15, 2019. In this position, Ms. McLay will report to the Company’s President and Chief Executive Officer. Since February 2019, Ms. McLay has served as Executive Vice President, Walmart U.S. Neighborhood Markets. Ms. McLay originally joined the Company in April 2015 as Vice President of U.S. Finance and Strategy. She was promoted to Senior Vice President, U.S. Supply Chain in December 2015, in which role she served until February 2019. Prior to joining the Company, Ms. McLay served for 14 years in a variety of strategic, finance, and supply chain roles at Woolworths Limited, a prominent Australian retailer, most recently as general manager for replenishment from October 2012 through March 2015.
The Company has previously entered into a post-termination agreement and covenant not to compete with Ms. McLay dated December 24, 2015 (the “Non-Compete Agreement”). The Non-Compete Agreement is substantially similar to the form of post termination agreement and covenant not to compete that is attached as Exhibit 10(g) to the Company’s Form 10-K filed on March 28, 2019. The Non-Compete Agreement prohibits Ms. McLay, for a period of two years following termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The Non-Compete Agreement also provides that, if Ms. McLay’s employment is terminated by the Company for any reason other than for a violation of the Company’s policies, the Company will continue to pay her base salary for two years following termination of employment.
On November 14, 2019, the Compensation and Management Development Committee (the “CMDC”) of the Company’s Board of Directors approved changes to Ms. McLay’s compensation in connection with her new role effective as of November 15, 2019. Specifically, Ms. McLay’s annual base salary will be $780,000. Ms. McLay will continue to be eligible for an annual cash incentive under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria established by the CMDC. Ms. McLay’s annual target cash incentive payment under the MIP will be 180% of her base salary, with a maximum possible payout of 225% of her base salary. Ms. McLay will be eligible to receive an annual equity award valued at $6,600,000, generally consisting of a combination of restricted stock and performance-based restricted stock units. Ms. McLay will also receive an additional award of approximately 43,582 performance-based restricted stock units in connection with her promotion.

Item 9.01.    Financial Statements and Exhibits
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 15, 2019

WALMART INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance